Exhibit 99.1

At Origen Financial:	At Financial Relations Board:
W. Anderson Geater	Leslie Loyet
Chief Financial Officer	(312) 640-6672
866.4 ORIGEN	lloyet@frbir.com
SOUTHFIELD, MI -November 2, 2006 — In the news release, Origen Financial (Nasdaq: ORGN — News) Announces Third Quarter 2006 Results, issued yesterday, Nov. 2, by Origen Financial, Inc. over PR Newswire, we are advised by a representative of the company that the first paragraph, second sentence, should read “Origen’s Board of Directors declared a dividend payment for the third quarter of $0.03 per share...” rather than “...dividend payment for the second quarter ” as originally issued inadvertently. Complete, corrected release follows.
ORIGEN FINANCIAL ANNOUNCES THIRD QUARTER 2006 RESULTS;
DECLARES DIVIDEND OF $0.03 PER SHARE
Origen Financial, Inc. (NASDAQ: ORGN), a real estate investment trust that originates and services manufactured housing loans, today announced net income of $1.8 million, or $0.07 per share, for the quarter ended September 30, 2006, compared with a net loss of $6.1 million, or $0.24 per share, for the quarter ended September 30, 2005. Origen’s Board of Directors declared a dividend payment for the third quarter of $0.03 per share to be paid to holders of Origen’s common stock of record on November 13, 2006. The dividend will be paid on November 30, 2006, and will approximate $0.8 million. The Board of Directors takes into consideration the differences between net income as determined by generally accepted accounting principles and estimated REIT taxable net income in the determination of dividend payments.
Highlights for Quarter
•	Origen successfully completed its Origen 2006-A securitization, in which it securitized $224.2 million of manufactured housing loans and issued $200.6 million in notes payable.

•	Total revenue increased 20 percent from the prior year to $23.2 million.

•	Non-performing loans as a percent of average outstanding loan principal balances improved to 0.6 percent at September 30, 2006, from 1.0 percent a year ago.

•	Loan origination volume declined 0.7 percent to $70.9 million from year ago levels.

•	Loans processed for third parties totaled $15.7 million for the quarter, an increase of 41 percent over the third quarter 2005.
Financial Highlights
Interest income was $18.8 million for the third quarter 2006, an increase of 22 percent, primarily due to a 26 percent increase over the same period a year ago in the average owned loan portfolio. Non-interest income increased 13 percent over the prior year’s third quarter to $4.4 million. Interest expense for the third quarter 2006 increased 49 percent to $11.5 million from $7.7 million for last year’s third quarter as a result of increased borrowings on Origen’s loan warehouse and residual facility, as well as continued increases in the LIBOR benchmark rate on Origen’s warehouse line of credit.
The provision for credit losses was $1.6 million for the third quarter 2006 compared with $6.7 million for the same quarter in 2005. The anticipated impact on loan losses resulting from the effects of last year’s hurricanes was initially recorded in the third quarter of 2005. The decrease in provision reflects this, as well as the continued improvement in the overall quality of the owned loan portfolio and smaller-than-anticipated losses to date resulting from the hurricanes.
Third quarter 2006 non-interest expenses were $8.4 million, a 20 percent decrease compared with $10.5 million for the year ago quarter. Of the $2.1 million decrease, $0.2 million was personnel-related, $0.3 million related to a reduction in other operating expenses, and $1.6 million related to non-recurring charges incurred in the 2005 quarter.
Portfolio Performance
At September 30, 2006, loans 60 or more days delinquent were 0.9 percent of the owned loan portfolio compared to 1.3 percent at both September 30, 2005, and December 31, 2005. Net charge-offs totaled $2.0 million and $2.6 million, respectively, for the third quarters 2006 and 2005.
Ronald A. Klein, Origen’s Chief Executive Officer, stated, “We are generally pleased with our third quarter results. While the industry saw double digit decreases in new home shipments, our originations were basically flat versus last year’s very strong third quarter and our third party businesses continued to grow. Credit performance continues to be excellent. We were very pleased with the execution of our Origen 2006-A securitization. The utilization of an AMBAC wrapped, floating rate structure allowed us to improve our leverage and decrease our cost of funds as compared to our Origen 2005-B transaction.”
Earnings Call and Webcast
A conference call and webcast have been scheduled for November 3, 2006, at 11:00 a.m. EST to discuss third quarter results. The call may be accessed on Origen’s web site at www.origenfinancial.com or by dialing 888-695-0608. A replay will be available through November 10, 2006 by dialing 888-203-1112, passcode 3121914. You may also access the replay on Origen’s website for 90 days after the event.
Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and Origen intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements. These forward-looking statements reflect Origen’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause Origen’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the foregoing assumptions and those risks referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in Origen’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and Origen expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in Origen’s expectations or future events.
About Origen Financial, Inc.

Origen is an internally managed and internally advised company that has elected to be taxed as a real estate investment trust. Based in Southfield, Michigan, with significant operations in Ft. Worth, Texas, Origen is a national consumer manufactured housing lender and servicer. It offers a complete line of home only products and land home conforming and non-conforming products. Origen also provides servicing for manufactured home only and land home loans.
For more information about Origen, please visit www.origenfinancial.com.

ORIGEN FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	(Unaudited)
	September 30,	December 31,
	2006	2005
ASSETS

Assets
Cash and Equivalents	$3,343	$8,307
Restricted Cash	13,867	13,635
Investment Securities	41,540	41,914
Loans Receivable	904,865	768,410
Premises & Equipment	3,300	3,558
Goodwill	32,277	32,277
Other Assets	24,954	24,902

Total Assets	$1,024,146	$893,003

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Warehouse Financing	$61,018	$65,411
Securitization Financing	710,011	578,503
Repurchase Agreements	23,582	23,582
Note Payable	1,458	2,212
Other Liabilities	25,607	23,344

Total Liabilities	821,676	693,052

Equity	202,470	199,951

Total Liabilities and Equity	$1,024,146	$893,003

ORIGEN FINANCIAL, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in thousands, except for share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September, 30		September, 30
	2006	2005	2006	2005
Interest Income
Total Interest Income	$18,807	$15,408	$54,072	$43,196
Total Interest Expense	11,451	7,714	31,328	19,805

Net Interest Income Before Losses	7,356	7,694	22,744	23,391
Provision for Loan Losses	1,598	6,697	4,924	10,372
Impairment of Purchased Loan Pool	—	428	—	428

Net Interest Income After Loan Losses and Impairment	5,758	569	17,820	12,591
Non-interest Income	4,362	3,874	12,750	10,550
Non-interest Expenses:
Personnel	5,719	5,887	17,986	17,065
Loan Origination & Servicing	402	371	1,114	1,165
Write-down of Residual Interest	—	724	—	724
Loss on Recourse Buy-out	—	869	—	869
State Taxes	76	74	251	264
Other Operating	2,169	2,600	6,327	6,616

Total Non-interest Expenses	8,366	10,525	25,678	26,703

Net Income Before Cumulative Effect of Change in Accounting Principle	$1,754	$(6,082)	$4,892	$(3,562)
Cumulative Effect of Change in Accounting Principle	—	—	46	—

Net Income	$1,754	$(6,082)	$4,938	$(3,562)

Weighted Average Common Shares Outstanding	25,203,558	24,980,889	25,099,157	24,845,216

Weighted Average Common Shares Outstanding, Diluted	25,247,421	24,980,889	25,174,272	24,845,216

Earnings Per Share on Basic Average Shares Outstanding	$0.07	$(0.24)	$0.19	$(0.14)

Earnings Per Share on Diluted Average Shares Outstanding	$0.07	$(0.24)	$0.20	$(0.14)